Bodyguard Records.com, Inc.
--------------------------------------------------------------------------------

                                                             138 Fulton Street
                                                             New York, NY 10038
                                                             (212) 751-2179
June 7, 2000

Mr. John Rollo
5 Glenfield Road
Glenridge, NJ 07028

Mr. Eugene Foley
6 Ashleigh Drive
Hazlet, NJ 07730

Re: Amendment to Employment Agreements

Gentlemen:

         This will serve to confirm our prior conversations and negotiations concerning the parameters of an amendment to the two identical employment agreements dated December 1, 1999 between each of you (the "Agreements") and Bodyguard Records.com, Inc., a Delaware corporation (the "Company"). In this regard, and in consideration of the mutual benefit derived herefrom, the receipt and adequacy of which is hereby jointly and severally acknowledged and accepted, we hereby agree as follows:

    1. Amendment. Paragraph 3 of the Agreements is hereby amended to read in its entirety as follows:

               "3. Compensation. The Company hereby agrees to compensate the Executive and the Executive hereby accepts for the performance of the services by the Executive and duties required by him under Paragraph 2 hereof and his other obligations hereunder as follows:

                    A. Salary.  The Company shall pay to the Executive an annual salary of $75,000 during the first year of the term of this Agreement. During the second and third year, the Executive's salary shall increase the larger of: (a) 6% per year; or (b) by an amount each year equal to the year-to-year percentage change in the Consumer Price Index ("CPI"). Such salary shall be payable in accordance with the regular payroll practices of the Company.

                    B. Additional Compensation. As additional compensation,  and subject to the terms and conditions hereinafter set forth, the Company hereby agrees to pay to the Executive the Benefits set forth in Paragraph 4 and the Performance Bonus set forth in Paragraph 5 of this Agreement."

    2. Confirmation of Agreements. Except as herein modified, the parties hereby reconfirm the validity and enforceability of the Agreements.

Mr. John Rollo
Mr. Eugene Foley
June 7, 2000
page 2.


         If the foregoing correctly sets forth our agreement and understanding, please indicate your acceptance by signing the enclosed copy of this letter agreement in the space marked "Agreed to and Accepted" and returning the signed document to me via facsimile.

Very truly yours

Bodyguard Records.com, Inc.


By:  /s/ John Rollo
     ----------------------
     John Rollo
     John Rollo, President


By:  /s/ Eugene Foley
     ----------------------
      Eugene Foley, Chief
      Executive Officer

AGREED TO AND ACCEPTED:

/s/ John Rollo
--------------------------
               John Rollo

/s/ Eugene Foley
--------------------------
             Eugene Foley



/s/ Eugene Foley
----------------------
Gene Foley


/s/ John Rollo
----------------------
John Rollo


/s/ Kenneth Pollendine
----------------------
Kenneth Pollendine